UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2022
 _________________________________________________________________

Kforce Inc.
Exact name of registrant as specified in its charter
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Florida	000-26058	59-3264661
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.
1150 Assembly Drive, Suite 500, Tampa, Florida 33607
Address of principal executive offices Zip Code

Registrant’s telephone number, including area code: (813) 552-5000
N/A
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(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 per share	KFRC	NASDAQ
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 15, 2022, Kforce Inc. ("the Firm") entered into a corporate stock repurchase plan (the “Plan”), which allows the Firm to repurchase outstanding common stock under a share repurchase program authorized by the Firm’s Board of Directors. The Plan is in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 and effective on December 16, 2022, and allows the Firm to repurchase shares during the period from and starting on December 16, 2022 to and including February 8, 2023. Purchases of common stock under the Plan are subject to certain price, market, volume and timing constraints specified in the Plan.

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

Date:	December 16, 2022	By:	/s/ DAVID M. KELLY
David M. Kelly,
Executive Vice President, Chief Financial Officer
(Principal Financial Officer)

KFORCE INC.
(Registrant)

Date:	December 16, 2022	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman,
Senior Vice President, Finance and Accounting
(Principal Accounting Officer)